Exhibit 99.1

Vivos Therapeutics Announces Issuance of New US Patent Broadening Protection for Its Vivos CARE Oral Medical Device Technology

Continuation Patent Secures Broader, Design Independent Claims, Building on the Company’s 2024 Foundational Patent for Its Vibrational Oral Appliance Platform

LITTLETON, Colo., Aug. 05, 2026 (GLOBE NEWSWIRE) — Vivos Therapeutics, Inc. (“Vivos” or “the Company”) (NASDAQ: VVOS), a leading medical device and healthcare services company focused on developing and commercializing innovative diagnostic and treatment modalities for patients suffering from obstructive sleep apnea (“OSA”) and other sleep related breathing disorders, today announced that the United States Patent and Trademark Office has issued US Patent No. 12,697,190 “Vibrational Oral Appliance with Mandibular Advancements” (the “‘190 Patent”), a continuation of the Company’s previously issued US Patent No. 12,048,608 (the “‘608 Patent”), issued July 30, 2024.

Taken together, these two patents broaden the patent protections around Vivos’ proprietary line of oral medical devices known as Vivos CARE devices. In 2023 and 2024, the FDA granted two separate and unprecedented 510K clearances for these devices to treat severe OSA in adults and moderate to severe OSA in children (ages 6-17). To date, no other oral appliances have ever received such clearances from the FDA. Studies have shown that approximately 80% of patients treated with Vivos CARE devices achieve significant reductions or complete resolution of OSA symptoms (as measured by industry standard AHI scores).

Given the recently discovered and documented increased mortality and health risks associated with CPAP, and the massive FDA-mandated recalls of over 5 million CPAP units since 2021, the clinical and commercial market for a safe and highly effective alternative technology to treat the more severe forms of OSA has never been brighter. The Company believes that broadening the patent protections afforded by this new continuation patent will strengthen its industry-leading position and technological advantages.

The newly issued ‘190 Patent broadens the scope of protection first established by the ‘608 Patent, giving Vivos layered, complementary coverage over the underlying Vivos technology. The ‘608 Patent’s more detailed, structure-specific claims remain valuable and in force, providing focused protection for that particular design embodiment. Together, the two patents give Vivos broad, difficult-to-design-around protection and detailed, embodiment-specific protection over its core technology.

Commenting on the newly issued patent, Vivos Chairman and CEO Kirk Huntsman stated, “We believe this new patent meaningfully strengthens our intellectual property position around the technology at the heart of our most important and advanced product lines. Broader, more resilient patent claims make it harder for competitors to design around our innovations, and they reflect the continued investment we’re making in protecting the science behind better outcomes for patients suffering from OSA.”

More than one billion people globally and up to 90 million Americans suffer from sleep apnea, 80 percent of whom remain undiagnosed. A serious chronic illness, sleep apnea increases the risk of comorbidities, including high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain, fibromyalgia, and other life-threatening diseases.

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (Nasdaq: VVOS) is a medical technology and healthcare services company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults. Vivos’ devices have been cleared by the U.S. Food and Drug Administration (FDA) for adult patients diagnosed with all severity levels of OSA and moderate-to-severe OSA in children ages 6 to 17. Vivos’ groundbreaking Complete Airway Repositioning and Expansion (CARE) devices are the only FDA 510(k) cleared technology for treating severe OSA in adults and the flagship DNA appliance is the first to receive clearance for treating moderate to severe OSA in children.

OSA and insomnia affect over 1 Billion adults aged 30-69 years old worldwide, yet 80% or more remain undiagnosed and unaware of their condition. These chronic disorders are not just a sleep issue-they are closely linked to many serious chronic health conditions. While the medical community has made strides in treating sleep disorders, breathing and sleep health remain areas that are still not fully understood. As a result, legacy OSA treatments like CPAP are often mechanistic and fail to address the root causes. Vivos CARE oral medical devices target the underlying physiology and anatomical deficiencies that are often associated with OSA.

Through innovative technology, education, and acquisitions of, or commercial collaborations with, sleep healthcare providers, Vivos is empowering healthcare providers to address the complex needs of OSA patients more thoroughly.

Vivos calls the use of its appliances and protocols to treat OSA The Vivos Method, which offers a proprietary, clinically effective solution that is nonsurgical, noninvasive, and nonpharmaceutical, providing hope to allow patients to Breathe New Life.

For more information, visit www.vivos.com.

Cautionary Note Regarding Forward Looking Statements

This press release, including statements of the Company’s management and other parties made in connection therewith, contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events. Words such as “may,” “would,” “should,” “expects,” “projects,” “potential,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” “goal,” “aim,” and variations of such words and similar expressions are intended to identify forward-looking statements. In this press release, forward-looking statements include, without limitation, statements regarding: the scope, breadth, enforceability, and durability of the claims of the ‘190 Patent and the ‘608 Patent, and the layered, complementary protection the two patents together are expected to provide; the extent to which the ‘190 Patent may make it more difficult for competitors to design around the Company’s mandibular advancement technology; the potential for the patented technology to promote jaw and palate development and to provide relief from breathing and sleep disorders, sleep apnea, and snoring; the strengthening of the Company’s intellectual property position with respect to the technology underlying certain of the Company’s product lines; the Company’s continued investment in protecting its intellectual property; and the potential impact of the foregoing on the Company’s competitive position, product lines, revenues, and overall growth.

These statements involve significant known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results may differ materially and adversely from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to: (i) the risk that the newly issued continuation patent described herein may be of limited practical value in terms of its ability to protect the intellectual property and claims covered therein; (ii) the risk that the ‘190 Patent or the ‘608 Patent may be challenged, invalidated, narrowed in scope, circumvented, or held unenforceable, or that the Company may not be successful in enforcing or defending such patents against third parties; (iii) the risk that new or competing technology may limit or extinguish the new patent’s economic value to the Company; (iv) the risk that Vivos may be unable to effectively market the products covered by the new patent or otherwise implement strategies that increase revenues; (v) risks associated with regulatory scrutiny of, and adverse publicity in, the sleep apnea and sleep disorder diagnosis and treatment sector; (vi) the risk that Vivos may be unable to secure additional financing to continue operations, acquire or affiliate with additional sleep center practices, or maintain its Nasdaq listing, when needed, if at all; (vii) market and other conditions that could impact Vivos’ business or ability to obtain financing; and (viii) other risk factors described in Vivos’ filings with the Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at www.sec.gov.

Except to the extent required by law, Vivos expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any such statement is based.

Vivos Investor Relations Contact:

Jennifer Hauser, Executive Assistant to the CEO

jhauser@vivoslife.com

720-927-3125